Amendment No. 3
Amended and Restated Bylaws
(adopted August 27, 2008)

Article II of the Company’s Amended and Restated Bylaws was deleted in its entirety and following inserted in lieu thereof:

ARTICLE II

Meetings of Stockholders

2.1           Place of Meetings

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 (a) (2) of the Delaware General Corporation Law (the "DGCL"). In the absence of any such designation or determination, stockholders' meetings shall be held at the corporation's principal executive office.

2.2           Annual Meeting

The annual meeting of stockholders shall be held each year on a date and time designated by the Board and stated in the notice of the meeting.  At an annual meeting of the stockholders of the corporation, only such business shall be conducted as shall have been properly brought before such meeting in accordance with this Section 2.2 of these bylaws.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) a proper matter for stockholder action under the DGCL that has been properly brought before the meeting by a stockholder of the corporation eligible to do so pursuant to Section 2.14 of these bylaws.

2.3           Special Meeting

Unless otherwise required by law or the Certificate, special meetings of the stockholders of the corporation may be called only pursuant to resolution of the Board.  The Board shall have the sole right to determine the proper purpose or purposes of such meeting.  Business transacted at a special meeting of the stockholders of the corporation shall be confined to the purpose or purposes of the meeting as stated in the notice of such meeting.  Any previously scheduled special meeting of the stockholders of the corporation may be postponed by resolution of the Board upon notice by public announcement given on or prior to the date previously scheduled for such special meeting of stockholders.  Nothing contained in this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

2.4           Notice of Stockholders' Meetings

All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise required by applicable law. The notice of meeting shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of stockholders may be postponed, and, unless the Certificate provides otherwise, any special meeting of the stockholders may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Whenever notice is required to be given, under the DGCL, the Certificate or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given, under any provision of the DGCL, the Certificate or these bylaws, to any stockholder to whom (a) notice of two (2) consecutive annual meetings, or (b) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person's address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person's then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL.

The exception in subsection (a) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

2.5           Manner of Giving Notice; Affidavit of Notice

Notice of any meeting of stockholders shall be given:

(a)           If mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation's records;

(b)           if electronically transmitted as provided in Section 8.1 of these bylaws; or

(c)           otherwise, when delivered.

An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6           Quorum

Unless otherwise provided in the Certificate or required by law, stockholders representing a majority of the issued and outstanding capital stock of the corporation and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting, or (b) the stockholders representing a majority of the issued and outstanding capital stock of the corporation at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7           Adjourned Meeting; Notice

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8           Administration of the Meeting

Meetings of stockholders shall be presided over by the chairperson of the Board or, in the absence thereof, by such person as the chairperson of the Board shall appoint, or, in the absence thereof or in the event that the chairperson shall fail to make such appointment, any officer of the corporation elected by the Board. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

The Board shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law.

The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).

2.9           Voting

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided by law, the Certificate or these bylaws, each stockholder shall have one vote for each share of capital stock entitled to vote held of record by such stockholder.

In all matters, other than the election of directors and except as otherwise required by law, the Certificate or these bylaws, the affirmative vote of a majority of the shares of capital stock present or represented by proxy at the duly convened meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the shares of capital stock present or represented by proxy at the duly convened meeting and entitled to vote on the election of directors.

No stockholder will be permitted to cumulate votes at any election of directors.

2.10           No Stockholder Action by Written Consent without a Meeting

Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.11           Record Date for Stockholder Notice; Voting; Giving Consent

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

If the Board does not so fix a record date:

(a)           The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)           The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.12           Proxies

Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may also authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the DGCL or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13           List of Stockholders Entitled to Vote

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the corporation's principal executive office.

In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.14           Eligibility to Make Nomination or Bring Business before an Annual Meeting of Stockholders

Unless otherwise entitled by law, no stockholder may properly place into nomination the name of any person for election as a director or bring business before an annual meeting of stockholders unless such stockholder (i) has beneficially and continuously held not less than $5,000 in market value of the corporation’s securities entitled to vote at the annual meeting from at least one year prior to the record date determined pursuant to Section 2.11 of these bylaws through the date of the annual meeting of stockholders at which the stockholder intends to propose the business, and (ii) has complied with the applicable notice procedures described in this Section 2.15 or 2.16, as applicable.

2.15           Advance Notice of Stockholder Proposal

(a)           Any stockholder intending bring business (other than the nomination of a person for election as a director, which is governed by Paragraph 2.16 of these bylaws) before a meeting of the stockholders of the corporation (a “Proponent”) must first have given timely thereof in writing to the secretary of the corporation.  To be timely, a Proponent’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the one year anniversary of the date on which the corporation’s proxy statement was first released to stockholders in connection with the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.  A Proponent’s notice to the secretary of the corporation shall set forth as to each matter the Proponent proposes to bring before the annual meeting:

(i)           a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

(ii)           the name and address of the Proponent, and of any holder of record of the Proponent’s shares as they appear on the corporation’s books,

(iii)           the class and number of shares of the corporation which are beneficially owned by the Proponent or owned by any holder of record of the Proponent’s shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(iv)           any material interest of the Proponent in such business,

(v)           a description of any agreement, arrangement or understanding with respect to such business between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(vi)           a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the Proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(vii)           a representation whether the Proponent intends to appear in person or by proxy at the meeting to introduce the proposal,

(viii)           a representation as to whether the Proponent intends to delivery a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal and,

(ix)           any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b)           Notwithstanding anything in these bylaws to the contrary: (i) no business shall be conducted at any annual meeting except as set forth in Section 2.2 of these bylaws and (ii) unless otherwise required by law, if a Proponent intending to propose business at an annual meeting of stockholders does not provide the information required under subparagraphs (iii), (v) and (vi) of Section 2.15(a) of these bylaws to the corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or if the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation.  The chairperson of the annual meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of these bylaws, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.  The requirements of this Section 2.15 shall apply to any business to be brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Paragraphs 2.16 of these bylaws) without regard to whether such business is to be included in the corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, presented by a stockholder in conjunction with an independently financed proxy solicitation, or otherwise presented by a stockholder an annual meeting of the stockholders of the corporation.  The requirements of this Section 2.15 are included to provide the corporation notice of a stockholder’s intention to bring business before an annual meeting and in no event shall be construed as imposing upon any stockholder the requirement to seek approval from the corporation as a condition precedent to bringing any such business before an annual meeting.

2.16           Director Nomination Procedure

(a)           Any stockholder (the “Nominator”) intending to nominate one or more persons for elections as a director of the corporation must first have given timely thereof in writing to the secretary of the corporation.  To be timely, a Proponent’s notice must be delivered to or mailed and received at the principal executive offices of the corporation (i) with respect to an annual meeting of stockholders, not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the one year anniversary of the date on which the immediately preceding annual meeting was held; provided, however, that if no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first and (ii) with respect to any special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first  A Nominator’s notice to the Secretary of the corporation shall set forth:

(1)           as to the Nominator, the information required to be provided pursuant to paragraphs (a)(i)—(ix) of Section 2.15 of these bylaws; and

(2)           as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected)

2.17           Eligibility for Nomination

To be eligible to be nominated for election or reelection as a director of the corporation, a person must deliver (in accordance with time periods prescribed for delivery of notice under Section 15 of these bylaws) to the secretary of the corporation at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any director indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed herein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the corporation.